Exhibit 5.1

[FENWICK & WEST LLP LETTERHEAD]

April 20, 2012

Infoblox Inc.

4750 Patrick Henry Drive

Santa Clara, CA 95054

Ladies and Gentlemen:

At your request, we have examined the Registration Statement on Form S-8 (the “Registration Statement”) filed by Infoblox Inc., a Delaware corporation (the “Company”), with the Securities and Exchange Commission (the “Commission”) on or about April 20, 2012 in connection with the registration under the Securities Act of 1933, as amended, of an aggregate of 18,201,236 shares of the Company’s Common Stock, par value $0.0001 per share (the “Stock”), that are subject to issuance by the Company upon the exercise of (a) stock options granted under the Company’s 2003 Stock Plan, as amended (the “2003 Plan”), (b) stock options granted under the Amended and Restated 2005 Stock Plan, as assumed by the Company (the “2005 Plan”), (c) stock options granted under the Company’s 2000 Stock Option Plan, as amended (the “2000 Plan”), (d) stock options granted or to be granted under the Company’s 2012 Equity Incentive Plan (the “2012 Plan”) and (e) purchase rights granted or to be granted under the Company’s 2012 Employee Stock Purchase Plan (the “Purchase Plan”). The plans referred to in clauses (a) through (e) above are collectively referred to in this letter as the “Plans”. In rendering this opinion, we have examined such matters of fact as we have deemed necessary in order to render the opinion set forth herein, which included examination of the following.

(1)	the Company’s Amended and Restated Certificate of Incorporation, as filed with the Delaware Secretary of State on April 30, 2010, (the “Certificate of Incorporation”) as amended by the Certificate of Amendment of the Amended and Restated Certificate of Incorporation of the Company, as filed with the Delaware Secretary of State on April 10, 2012, (the “Certificate of Amendment”) and the Amended and Restated Certificate of Incorporation that the Company intends to file and that will be effective upon the consummation of the sale of the shares registered to be sold under the Company’s registration statement on Form S-1 (No. 723-178925) (the “Post-Effective Certificate”).

(2)	the Company’s Bylaws, as certified to us as of the date hereof by an officer of the Company as being complete and in full force and effect as of the date hereof (the “Bylaws”) and the Amended and Restated Bylaws that the Company has adopted in connection with, and that will be effective upon the consummation of the sale of shares registered to be sold under the Company’s registration statement on Form S-1 (No. 723-178925) (the “Post-Effective Bylaws”).

(3)	the Registration Statement, together with the exhibits filed as a part thereof or incorporated therein by reference.

(4)	the prospectuses prepared in connection with the Registration Statement (each, a “Prospectus”).

Infoblox Inc.

April 20, 2012

(5)	the following minutes of meetings and actions by written consent of the Company’s Board of Directors (the “Board”) and stockholders at which, or pursuant to which, the Certificate of Incorporation, as amended, the Post-Effective Certificate, the Bylaws and the Post-Effective Bylaws were approved: (i) the Action by Unanimous Written Consent of the Board, dated April 15, 2010 in which resolutions were adopted by the Board adopting and approving the Certificate of Incorporation and Bylaws; (ii) the Action by Written Consent of the stockholders of the Company, dated April 12, 2010, in which resolutions were adopted by the stockholders of the Company adopting and approving the Certificate of Incorporation and Bylaws; (iii) the minutes of a meeting of the Board held on April 3, 2012 at which resolutions were adopted by the Board adopting and approving the Certificate of Amendment, Post-Effective Certificate and Post-Effective Bylaws; and (iv) the Action by Written Consent of the stockholders of the Company, dated April 3, 2012, in which resolutions were adopted by the stockholders of the Company adopting and approving the Certificate of Amendment, Post-Effective Certificate and Post-Effective Bylaws;

(6)	the following minutes of meetings and actions by written consent of the Board and stockholders at which, or pursuant to which, the Plans were adopted and approved: (i) the minutes of meetings of the Board held on June 19, 2000, March 31, 2003, April 15, 2010 and April 3, 2012 at which resolutions were adopted by the Board, and (ii) the action by written consent of the stockholders, dated April 3, 2003, April 12, 2010 and April 9, 2012 in which and resolutions were adopted by the stockholders.

(7)	the securities records for the Company that the Company has provided to us (consisting of a list of stockholders, optionholders and warrantholders respecting the Company’s capital and of any rights to purchase capital stock that was prepared by the Company as of even date herewith respecting the Company’s capital stock and of any rights to purchase capital stock and verifying the number of such issued and outstanding securities).

(8)	a Certificate of Good Standing issued by the Secretary of State of the State of Delaware dated April 13, 2012, stating that the Company is qualified to do business in good standing under the laws of the State of Delaware (the “Certificate of Good Standing”).

(9)	a management certificate addressed to us and dated of even date herewith executed by the Company containing certain factual representations (the “Management Certificate”).

In our examination of documents for purposes of this opinion, we have assumed, and express no opinion as to, the genuineness of all signatures on original documents, the authenticity and completeness of all documents submitted to us as originals, the conformity to originals and completeness of all documents submitted to us as copies, the legal capacity of all persons or entities executing the same, the lack of any undisclosed termination, modification, waiver or amendment to any document reviewed by us and the due authorization, execution and delivery of all documents where due authorization, execution and delivery are prerequisites to the effectiveness thereof. We have also assumed that the certificates representing the Stock have been, or will be when issued, properly signed by authorized officers of the Company or their agents.

As to matters of fact relevant to this opinion, we have relied solely upon our examination of the documents referred to above and have assumed the current accuracy and completeness of the information obtained from the documents referred to above and the representations and warranties made by representatives of the Company to us, including but not limited to those set forth in the Management Certificate. We have made no independent investigation or other attempt to verify the accuracy of any of such information or to determine the existence or non-existence of any other factual matters.

We render this opinion only with respect to, and express no opinion herein concerning the application or effect of the laws of any jurisdiction other than, the existing laws of the United States of America, of the State of California and of the Delaware General Corporation Law and reported judicial decisions relating thereto.

Infoblox Inc.

April 20, 2012

With respect to our opinion expressed in paragraph (1) below as to the valid existence and good standing of the Company under the laws of the State of Delaware, we have relied solely upon the Certificate of Good Standing and representations made to us by the Company.

In accordance with Section 95 of the American Law Institute’s Restatement (Third) of the Law Governing Lawyers (2000), this opinion letter is to be interpreted in accordance with customary practices of lawyers rendering opinions in connection with the filing of a registration statement of the type described herein.

Based upon the foregoing, we are of the following opinion:

(1) The Company is a corporation validly existing, in good standing, under the laws of the State of Delaware; and

(2) The 18,201,236 shares of Stock that may be issued and sold by the Company upon the exercise of (a) stock options granted or to be granted under the 2012 Plan, (b) stock options granted under the 2000 Plan, 2003 Plan or 2005 Plan and (c) purchase rights granted or to be granted under the Purchase Plan, when issued, sold and delivered in accordance with the applicable plan and purchase agreements to be entered into thereunder and in the manner and for the consideration stated in the Registration Statement and the relevant Prospectus will be validly issued, fully paid and nonassessable.

We consent to the use of this opinion as an exhibit to the Registration Statement and further consent to all references to us, if any, in the Registration Statement, the Prospectus constituting a part thereof and any amendments thereto.

This opinion is intended solely for use in connection with issuance and sale of shares subject to the Registration Statement and is not to be relied upon for any other purpose. This opinion is rendered as of the date first written above and based solely on our understanding of facts in existence as of such date after the aforementioned examination. We assume no obligation to advise you of any fact, circumstance, event or change in the law or the facts that may hereafter be brought to our attention whether or not such occurrence would affect or modify the opinions expressed herein.

Very truly yours,

/s/ Fenwick & West LLP